UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Share Repurchase Program

On May 18, 2005, the Board of Directors of FTI Consulting, Inc. (“FTI”) authorized increasing FTI’s share repurchase program from the remaining amount available, to up to $50.0 million from the approximately $27.5 million remaining under its previous authorization. The share repurchase program authorizes FTI to repurchase shares of its common stock through open market or privately negotiated transactions. Currently, the Board has authorized FTI to make share repurchases through October 2005. The program will continue to be funded with a combination of cash on hand or borrowings. The Press Release announcing the increase of the amount available for repurchases of FTI’s common stock to $50.0 million is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	Press Release dated May 23, 2005, of FTI Consulting, Inc.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: May 23, 2005	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 23, 2005, of FTI Consulting, Inc.

3